                                                                     EXHIBIT 4.4


                               PURCHASE AGREEMENT

                  THIS AGREEMENT is made as of the ____ day of November, 1999, by and among Digene Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 9000 Virginia Manor Road, Beltsville, Maryland 20705, certain stockholders of the Company who are listed on Exhibit A hereto (each, a "Selling Stockholder" and collectively, the "Selling Stockholders") and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company, the Selling Stockholders and the Purchaser agree as follows:

                  SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 900,000 shares (the "Company Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company and the Selling Stockholders propose to sell an aggregate of up to 600,000 shares (the "Selling Stockholder Shares" and together with the Company Shares, the "Shares") of Common Stock. The aggregate number of Selling Stockholder Shares to be sold by each Selling Stockholder is set forth on Exhibit A hereto.

                  SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), (i) the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) equal to the total number of Shares shown below to be purchased by the Purchaser, multiplied by a fraction, the numerator of which is the number of Company Shares to be sold by the Company pursuant to the Agreements (as defined below) and the denominator of which is the total number of Shares to be sold pursuant to the Agreements and
(ii) each Selling Stockholder will sell to the Purchaser, and the Purchaser will buy from each Selling Stockholder, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) equal to the total number of Shares shown below to be purchased by the Purchaser, multiplied by a fraction, the numerator of which is the number of Selling Stockholder Shares to be sold by the relevant Selling Stockholder pursuant to the Agreements and the denominator of which is the total number of Shares to be sold pursuant to the Agreements:

                                 Purchase Price Per
  Number of Shares to Be              Share In              Aggregate Purchase
       Purchased                      Dollars                Price in Dollars
  ----------------------         ------------------         ------------------

                  The Company and the Selling Stockholders propose to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expect to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean the Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated.

                  SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur as soon as practicable and as agreed by the parties hereto following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 8.1 hereof (the "Registration Statement") at a place and time (the "Closing Date") to be agreed upon by the Company, the Selling Stockholders and the Placement Agent and of which the Purchasers will be notified by facsimile transmission or otherwise.

                  Each Selling Stockholder specifically agrees that its obligations hereunder shall not be terminated, except as otherwise provided herein, by any act of such Selling Stockholder, operation of law or otherwise, whether by death or incapacity of such Selling Stockholder, if an individual, or by the occurrence of any other event. If any Selling Stockholder, if an individual, should die or become incapacitated, or if any other such event should occur before the delivery of such Selling Stockholder's Shares hereunder, certificates representing such Selling Stockholder's Shares shall be delivered pursuant to the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred. Each Selling Stockholder specifically agrees to provide to the Company on the date of the execution of the Agreements, an irrevocable blank stock power and/or instructions to the Company's transfer agent with respect to the exercise of options to purchase shares of Common Stock, as applicable, to effect the agreement as set forth in this Section 3.

                  At the Closing, the Company and the Selling Stockholders shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:
(a) receipt by the Company of same-day funds in the full amount of the purchase price for the Company Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and
(c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Selling Stockholders' obligation to complete the purchase and sale of the Selling Stockholders Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Selling Stockholders:
(a) receipt by the Selling Stockholders of same-day funds in the full amount of the purchase price for the Selling Stockholders Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) the Commission has notified the Company of the Commission's willingness to declare the Registration Statement effective on or prior to the 60th day after the date such Registration Statement was filed by the Company; and (b) the accuracy in all material respects of the representations and warranties made by the Company and the Selling Stockholders herein and the fulfillment in all material respects of those undertakings of the Company and the Selling Stockholders to be fulfilled prior to the Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company and the Selling Stockholders.

                  SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

                  4.1 Organization and Qualification. The Company and its subsidiary, Digene Europe, Inc. ("Digene Europe"), is each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Digene B.V. and Viropath B.V. is each a limited liability company with limited liability registered at Amsterdam, The Netherlands, and is duly organized, validly existing and in good standing under the laws of The Netherlands. Digene do Brasil Ltda., a subsidiary of the Company ("Digene Brasil"), is a limited liability company duly organized under the laws of Brazil, and is validly existing under the laws of Brazil. The Company has no Subsidiaries (as defined in the Rules and Regulations (as defined in Section 4.5 hereof)) other than Digene Europe, Digene B.V., Viropath B.V. and Digene Brasil (collectively, the "Subsidiaries"). The Company and each of the Subsidiaries is qualified to do business as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which qualification is required, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and the Subsidiaries (a "Material Adverse Effect").

                  4.2 Authorized Capital Stock. Except as disclosed in the Confidential Private Placement Memorandum dated October 11, 1999 prepared by the Company (including all Exhibits (except Exhibit E), supplements and amendments thereto, the "Private Placement Memorandum"), the Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Private Placement Memorandum as of the date set forth therein; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as disclosed in the Private Placement Memorandum, and except for options to purchase shares of Common Stock granted since June 30, 1999, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any shares of capital stock of any Subsidiary and there is no commitment, plan or arrangement to issue, any securities or obligations convertible into any shares of capital stock of the Company or the Subsidiaries or any such options, rights convertible securities or obligations. The description of the Company's capital stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, contained or incorporated by reference in the Private Placement Memorandum accurately and fairly presents the information with respect to such capital stock, plans, arrangements, options and rights. All issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are, except for Digene Brasil, owned by the Company free and clear of any and all security interests, liens, encumbrances, equities or claims. The Company owns sixty percent (60%) of the outstanding capital stock of Digene Brasil and all such shares are owned by the Company free and clear of any and all security interests, liens, encumbrances, equities or claims.

                  4.3 Issuance, Sale and Delivery of the Shares. The Company Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in the Agreements, will be duly authorized, validly issued, fully paid and nonassesable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. The Selling Stockholder Shares to be issued upon the exercise of outstanding stock options (the "Options") have been duly authorized, and when issued, delivered and paid for in accordance with the provisions of the applicable stock option grant, will be duly authorized, validly issued, fully paid and nonassesable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Company Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to request pursuant to an agreement with the Company or require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Company Shares to be sold by the Company as contemplated herein, or for the issuance and sale of the Selling Stockholder Shares.

                  4.4 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby and thereby. The Agreements have been duly authorized, executed and delivered by the Company. The execution, delivery and performance of the Agreements by the Company and the consummation of the transactions herein and therein contemplated do not and will not (a) violate any provision of the organizational documents of the Company or any of the Subsidiaries; (b) result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Company or any of the Subsidiaries pursuant to the terms or provisions of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective assets or properties may be bound or affected; or (c) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective assets or properties may be bound or affected or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of the Subsidiaries or any of their respective assets or properties, except, in the case of clause (c), for such conflicts, breaches, violations or defaults which individually or in the aggregate would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance of the Agreements or the consummation of the transactions contemplated hereby or thereby, except for compliance with the Blue Sky laws, federal securities laws and the rules and regulations of The Nasdaq Stock Market, Inc. applicable to the offering of the Shares. Upon their execution and delivery, and assuming the valid execution thereof by the Selling Stockholders and the respective Purchasers, the Agreements will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 8.3 hereof may be legally unenforceable.

                  4.5 Accountants; Financial Statements. Ernst & Young LLP has expressed its opinion with respect to the consolidated financial statements to be incorporated by reference into the Registration Statement and the Prospectus that forms a part thereof from the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The Company's consolidated financial statements (including all notes and schedules thereto) included in or incorporated by reference into the Private Placement Memorandum present fairly the consolidated financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

                  4.6 No Defaults. Neither the Company nor any of the Subsidiaries is (i) in violation or default of any provision of its certificate of incorporation, bylaws or other organizational documents, or (ii) in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its assets or properties are bound, except for breaches and defaults which individually or in the aggregate would not have a Material Adverse Effect; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of the Subsidiaries as defined in such documents, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

                  4.7 Contracts. The contracts described in the Private Placement Memorandum that are material to the Company and the Subsidiaries are in full force and effect and are valid and enforceable by the Company in accordance with the terms thereof on the date hereof; and neither the Company nor any of the Subsidiaries, nor, to the Company's knowledge, any other party are in breach of or default under any of such contracts, which breaches and defaults would individually or in the aggregate have a Material Adverse Effect.

                  4.8 No Actions. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Subsidiaries is or may be a party or of which property owned or leased by the Company or any of the Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the Company's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Private Placement Memorandum, neither the Company nor any of the Subsidiaries is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

                  4.9 Properties. Each of the Company and the Subsidiaries has good and marketable title to all the properties and assets reflected as owned by them in the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company or the Subsidiaries. Each of the Company and the Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. Except as disclosed in the Private Placement Memorandum, each of the Company and the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

                  4.10 No Material Change. Since June 30, 1999, except for the incurrence by the Company of indebtedness for borrowed money in the principal amount of $1.0 million with respect to the Company's facility in Gaithersburg, Maryland, (i) neither the Company nor the Subsidiaries have incurred any liabilities or obligations, indirect, or contingent, or entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company or the Subsidiaries or in a Material Adverse Effect;
(ii) neither the Company nor the Subsidiaries have sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) neither the Company nor the Subsidiaries have paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor the Subsidiaries is in default in the payment of principal of or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Company Shares hereunder and shares or options issued pursuant to employee stock option plans approved by the Company's Board of Directors and stockholders, or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been a change that would result in a Material Adverse Effect.

                  4.11 Intellectual Property. Except as disclosed in the Private Placement Memorandum: (i) the Company and the Subsidiaries own or have obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets necessary for the conduct of the Company's and the Subsidiaries' respective businesses as currently conducted and as the Private Placement Memorandum indicates the Company and the Subsidiaries contemplate conducting (collectively, the "Intellectual Property"); (ii) to the Company's knowledge, there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or the Subsidiaries for the indications for the Company's products described in the Private Placement Memorandum that would preclude the Company or the Subsidiaries from conducting their respective businesses as currently conducted and as the Private Placement Memorandum indicates the Company and the Subsidiaries contemplate conducting; (iii) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or the Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or the Subsidiaries; and (vi) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, except, in the case of subsections (ii), (iii),
(iv), (v) and (vi) of this Section 4.11, where any such rights, activities, actions, suits, proceedings or claims would not individually or in the aggregate have a Material Adverse Effect.

                  4.12 Compliance. Neither the Company nor any of the Subsidiaries has been advised, and has any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not individually or in the aggregate have a Material Adverse Effect.

                  4.13 Taxes. Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of the Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

                  4.14 Transfer Taxes. On the Closing Date, all stock transfers or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

                  4.15 Insurance. Each of the Company and the Subsidiaries maintains insurance of the type and in the amount that the Company reasonably believes is prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, all of which insurance is in full force and effect.

                  4.16 Contributions. Neither the Company at any time since its incorporation nor the Subsidiaries at any time since they were acquired or formed by the Company have, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  4.17 Year 2000 Compliance. The Company has reviewed its operations to evaluate the extent to which the business or operations of the Company and the Subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used by the Company or any Subsidiary in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  4.18 Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  4.19 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  4.20 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.

                  4.21 Related Party Transactions. No transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be described under applicable securities laws and is not described in the Private Placement Memorandum or any document incorporated by reference therein.

                  4.22 Books and Records. The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  4.23 Additional Information. The Company represents and warrants that the information contained in the following documents, which the Placement Agent has furnished to the Purchaser does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of clauses (a), (b), (c), (e) and (f), in the light of the circumstance under which they were made, not misleading, and, in the case of clause (d), not misleading, as of their respective final dates:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

                  (b) the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders;

                  (c)  the Company's 1999 Annual Report to Stockholders;

                  (d)  the Registration Statement;

                  (e) the Private Placement Memorandum, including all exhibits thereto (other than the Appendices); and

                  (f) all other documents, if any, filed by the Company with the Securities and Exchange Commission since June 30, 1999 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         4.24 Legal Opinions. Prior to and as a condition to the Closing, (i) Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Company and the Selling Stockholders, will deliver its legal opinion to the Purchasers in substantially the form set forth on Exhibit B hereto, (ii) Morgan & Finegan and Arnold, Golden & Gregory, special counsel to the Company, will deliver their legal opinions to the Purchasers as to certain intellectual property matters in form and substance reasonably satisfactory to the Placement Agent and its counsel, (iii) Brazilian counsel to the Company will deliver its legal opinion to the Purchasers as to certain matters relating to Digene Brasil in form and substance reasonably satisfactory to the Placement Agent and its counsel and (iv) Netherlands counsel to the Company will deliver its legal opinion to the Purchasers as to certain matters relating to Digene B.V. and Viropath B.V. in form and substance reasonably satisfactory to the Placement Agent and its counsel. Each such opinion shall also state that the Placement Agent may rely thereon as though it were addressed directly to the Placement Agent.

                  4.25 Certificate. At the Closing, the Company will deliver to the Purchasers a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this
Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

                  SECTION 5. Representations, Warranties and Covenants of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents, warrants and covenants to the Company and to the Purchaser that:

                  5.1 Organization and Qualification. If organized as a partnership, such Selling Stockholder is, and at the Closing Date will be, duly formed under the laws of the jurisdiction of its organization.

                  5.2 Due Execution and Delivery. Such Selling Stockholder has full power and authority to enter into the Agreements and to carry out all the terms and provisions hereof and thereof to be carried out by it. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Agreements have been given. The Agreements have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and, assuming the valid execution thereof by the Company and the respective Purchasers, the

Agreements will constitute legal, valid and binding obligations of such Selling Stockholder, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Selling Stockholders in Section 8.3 hereof may be legally unenforceable.

                  5.3 Good Title. Such Selling Stockholder now has good, valid and marketable title to the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder or to the Options upon exercise of which such Selling Stockholder Shares will be issued, free and clear of all encumbrances, and at the time of delivery of the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder will have good, valid and marketable title to such Selling Stockholder Shares, free and clear of all encumbrances. Such Selling Stockholder now has, and at the time of delivery of the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder will have full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Selling Stockholder Shares to the Purchasers hereunder and under the other Agreements and to make the representations, warranties and agreements made by such Selling Stockholder herein and therein.

                  5.4. No Defaults. Neither the execution, delivery or performance of the Agreements, nor the consummation of the transactions contemplated therein by such Selling Stockholder conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any encumbrance upon, any property or assets of such Selling Stockholder pursuant to (i) the terms of its organizational documents, if any;
(ii) the terms of any contract or other agreement to which such Selling Stockholder is a party or by which it is bound or to which any of its assets or properties is subject, which conflict, breach, violation or default would adversely affect such Selling Stockholder's ability to perform its obligations hereunder; (iii) any statute, rule or regulation of any governmental body having jurisdiction over such Selling Stockholder or any of its activities, assets or properties; or (iv) the terms of any judgment, decree or order of any arbitration or governmental body having such jurisdiction.

                  5.5. Consents. No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated herein, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Selling Stockholder Shares proposed to be sold by such Selling Stockholder.

                  5.6. Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  5.7. Material Adverse Information. The sale of the Selling Stockholder Shares proposed to be sold by such Selling Stockholder is not prompted by such Selling Stockholder's knowledge of any material adverse information concerning the Company or the Subsidiaries which is not set forth or described in the Private Placement Memorandum.

                  5.8. Material Information. On the date of the Private Placement Memorandum, the information with respect to such Selling Stockholder included therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  5.9. Company Representations and Warranties. Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 4 are not true and correct in all material respects.

                  5.10 Certificate. At the Closing, such Selling Stockholder will deliver to the Purchasers a certificate executed by such Selling Stockholder, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of such Selling Stockholder set forth in this Section 5 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions herein on his or its part to be performed or satisfied on or prior to such Closing Date.

                  SECTION 6. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company and the Selling Stockholders as of the date of this Agreement and as of the date of the Closing that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under Section 8.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein and the representations and warranties of the Company contained herein; and (vi) the Purchaser is an

"accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (b) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

                  (c) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

                  (d) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                  (e) The Purchaser understands that, until such time as the Registration Statement has been declared effective and the certificate in the form of Appendix II hereto has been delivered to the Company or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                  (f) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

                  (g) The Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

                  (h) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 8.3 hereof may be legally unenforceable.

                  SECTION 7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company, the Selling Stockholders and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

                  SECTION 8. Registration of the Shares; Compliance with the Securities Act.

                  8.1 Registration Procedures and Expenses. The Company shall:

                  (a) as soon as practicable, prepare and file with the
                      Commission the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchaser from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

                  (b) use its reasonable efforts, subject to receipt of
                      necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 60 days after the Registration Statement is filed by the Company;

                  (c) promptly prepare and file with the Commission such
                      amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement or (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

                  (d) furnish to the Purchaser with respect to the Shares
                      registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

                  (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                  (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 8.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers and underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any.

                  The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A draft of the proposed form of the Registration Statement is attached to the Private Placement Memorandum as Exhibit D and a questionnaire related thereto to be completed by the Purchaser is attached hereto as Appendix I.

                  8.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 8.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

                  8.3 Indemnification. For the purpose of this Section 8.3:

                  (i) the term "Purchaser/Affiliate" shall mean any affiliates of the Purchaser and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

                  (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 8.1.

                  (a) The Company agrees to indemnify and hold harmless each of the Purchasers and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claims or litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 6(b), 6(g) or
8.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus or any amendment or supplement thereto that is corrected in any subsequent Prospectus or any amendment or supplement thereto that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                  (b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company and each Selling Stockholder, each of the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement, any Selling Stockholder or any of their respective controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claim or litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 6(b), 6(g) or 8.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  (c) Each Selling Stockholder will severally indemnify and hold harmless each Purchaser, each Purchaser/Affiliate, the Company, each of its directors and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including the settlement of any claim or litigation, if such settlement is effected with the written consent of such Selling Stockholder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of, or are based upon (i) any failure to comply with the covenants and agreements of such Selling Stockholder contained in the Agreements or (ii) the inaccuracy of any representation made by such Selling Stockholder in the Agreements or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein.

                  (d) Promptly after receipt by an indemnified party under this
Section 8.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 8.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and, based upon the advice of such indemnified party's counsel, the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties who are parties to such action, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (e) If the indemnification provided for in this Section 8.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or(c) of this Section 8.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each Selling Stockholder and the Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company, each Selling Stockholder and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Stockholder, respectively, on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company and each Selling Stockholder, respectively, pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Selling Stockholder, respectively, on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, by such Selling Stockholder or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this
Section 8.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (d) of this Section 8.3 with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under this paragraph (e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (d) for purposes of indemnification. The Company, the Selling Stockholders and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 8.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8.3, no Selling Stockholder shall be required to contribute any amount in excess of the gross proceeds received by such Selling Stockholder for the sales of Selling Stockholder Shares under the Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 8.3 are several and not joint.

                  8.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 6 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                  8.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

                  (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of independent public accountants), (ii) upon the request of the Purchaser, its Annual Report on Form 10-K, (iii) upon the request of the Purchaser, its Quarterly Reports on Form 10-Q, (iv) upon the request of the Purchaser, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

                  (b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this
                      Section 8.5; and

                  (c) upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such

Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters, subject to appropriate confidentiality limitations.

                  SECTION 9. Broker's Fee. The Purchaser acknowledges that the Company and the Selling Stockholders intend to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

                  SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  (a) if to the Company, to:

                           before January 1, 2000             after January 1, 2000
                           ----------------------             ---------------------
                           Digene Corporation                 Digene Corporation
                           9000 Virginia Manor Road           1201 Clopper Road
                           Beltsville, Maryland  20705        Gaithersburg, Maryland  20878
                           Attention: Charles M. Fleischman   Attention:  Charles M. Fleischman
                           Facsimile: (301) 471-6496          Phone: 800-DIGENE-1

                     with a copy to:

                                  Ballard Spahr Andrews & Ingersoll, LLP 1735
                                  Market Street, 51st Floor Philadelphia,
                                  Pennsylvania 19103-7599
                                  Attention: Morris Cheston, Jr., Esq.
                                  Facsimile: (215) 864-8999

                      or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                  (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

                  (c) if to the Selling Stockholders, at the addresses set forth in Exhibit A hereto.

                  SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

                  SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

                  SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  SECTION 16. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company, the Selling Stockholders or the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

                  SECTION 17. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 DIGENE CORPORATION


                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

                                 SELLING STOCKHOLDERS:

                                 ARMONK PARTNERS


                                 By:
                                    -------------------------------
                                    Name:
                                    Title:


                                 VALLEY PARTNERS


                                 By:
                                    -------------------------------
                                    Name:
                                    Title:


                                 ----------------------------------
                                 Evan Jones


                                 ----------------------------------
                                 Charles M. Fleischman


                                 ----------------------------------
                                 Attila T. Lorincz

Print or Type:

                                 Name of Purchaser
                                  (Individual or Institution):


                                 ---------------------------------

                                 Name of Individual representing
                                  Purchaser (if an Institution):


                                 ---------------------------------

                                 Title of Individual representing
                                  Purchaser (if an Institution):


                                 ---------------------------------


Signature by:

                                 Individual Purchaser or Individual
                                  representing Purchaser:


                                 ---------------------------------


                                 Address:
                                               ---------------------------------

                                 Telephone:
                                               ---------------------------------

                                 Facsimile:
                                               ---------------------------------

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)


A.       Complete the following items on BOTH Purchase Agreements:

         1.       Page 24 - Signature:

                  (i)      Name of Purchaser (Individual or Institution)

                  (ii) Name of Individual representing Purchaser (if an Institution)

                  (iii) Title of Individual representing Purchaser (if an Institution)

                  (iv) Signature of Individual Purchaser or Individual representing Purchaser

         2.       Appendix I - Stock Certificate Questionnaire:

                  Provide the information requested by the Stock Certificate Questionnaire.

                  Appendix I - Registration Statement Questionnaire:

                  Provide the information requested by the Registration Statement Questionnaire.

         3. Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to:

                           Prudential Vector Healthcare Group
                           1751 Lake Cook Road, Suite 350
                           Deerfield, Illinois  60015
                           Attention:  Barry M. Deutsch

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

                  (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

                  (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

                                                                      Appendix I
                                                                    (one of two)


DIGENE CORPORATION

STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 3 of this Agreement, please provide us with the following information:

1.       The exact name that your Shares are to be
         registered in (this is the name that will appear
         on your stock certificate(s)).  You may use a
         nominee name if appropriate:
                                                         ----------------------

2.       The relationship between the Purchaser of the
         Shares and the Registered Holder listed
         in response to item 1 above:
                                                         ----------------------

3.       The mailing address of the Registered Holder
         listed in response to item 1 above:
                                                         ----------------------

                                                         ----------------------

                                                         ----------------------

                                                         ----------------------

4.       The Social Security Number or Tax
         Identification Number of the Registered
         Holder listed in response to item 1 above:
                                                         ----------------------

                                                                      Appendix I
                                                                    (two of two)


                               DIGENE CORPORATION
                      REGISTRATION STATEMENT QUESTIONNAIRE

                  In connection with the preparation of the Registration Statement, please provide us with the following information:

                  1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

                  2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Agreement and those shares purchased by you or your organization through other transactions:

                  3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                                 Yes               No
                           -----             -----

                  If yes, please indicate the nature of any such relationships below:

                     -----------------------------------------------------------

                     -----------------------------------------------------------

                     -----------------------------------------------------------

                                                                     APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

           The undersigned, [an officer of, or other person duly author-

ized by] _____________________________________________________________
            [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________
                                                                         [date]
in accordance with

Registration Statement number ________________________________________
                                [fill in the number of or otherwise

________________________________ and the requirement of delivering a identify Registration Statement]

current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

           Name of Purchaser
           (Individual or
           Institution):
                               ----------------------

           Name of Individual
           representing
           Purchaser (if an
           Institution)
                               ----------------------

           Title of Individual
           representing
           Purchaser (if an
           Institution):
                               ----------------------

Signature by:

           Individual Purchaser
           or Individual
           representing Purchaser:
                                 --------------------

                                                                       EXHIBIT A


                              SELLING STOCKHOLDERS

Name of                                                   Aggregate Number of
Selling Stockholder         Address for Notices             Shares to be Sold
-------------------         -------------------           -------------------
Armonk Partners             9000 Virginia Manor Road           285,400
                            Beltsville, MD 20705

Valley Partners             3939 Butler Road                    87,600
                            Glyndon, MD 21071

Evan Jones                  9000 Virginia Manor Road            88,000
                            Beltsville, MD 20705

Charles M. Fleischman       9000 Virginia Manor Road            88,000
                            Beltsville, MD 20705

Attila T. Lorincz, Ph.D.    9000 Virginia Manor Road            51,000
                            Beltsville, MD 20705

                                                     Total     600,000